FREE WRITING PROSPECTUS Dated April 3, 2012	Filed Pursuant to Rule 433 Registration No. 333- 167044 Registration No. 333- 167044 -01

«PXD«  $625mm  AMOT   2012-2  (Auto FlrPln)

Jt-Leads:	JPM(Str), CS, RBC
Co-Mgrs:	BMO,CIBC,MS,Natixis, Scotia

CL	$SIZEMM	WAL	M/S	EXP	LGL	PRICING	$
A	625.00	1.93	Aaa/AAA	03/14	3/16	1mL+50	100.000

BB TICKER:	AMOT 2012-2
REGISTRATION:	Public
EXPECTED PXG:	Priced
EXPECTED RATINGS:	Moodys/S&P
EXPECTED SETTLE:	04/10/12
ERISA ELIGIBLE:	YES
MIN DENOMS:	$100K/$1K
BILL & DELIVER:	JPM

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling (866) 669-7629 or by emailing the ABS Syndicate Desk at abs_synd@jpmorgan.com.